Press Release #201620	FOR IMMEDIATE RELEASE	September 13, 2016

Enertopia Update On International Lithium Tech Agreement

Vancouver, BC—Enertopia Corporation (ENRT) on the OTCBB and (TOP) on the CSE (the "Company" or "Enertopia") is pleased to provide an update on its Definitive Agreement with Genesis Water Technologies, Inc. (“GWT”). This technology could revolutionize Lithium processing and change the current footprint in the Lithium brine industry.

We are pleased to update that the Definitive Agreement between GWT and Enertopia is in its final phase of reviews and is expected to close shortly.

Enertopia is currently sourcing Lithium brine samples to provide a broad baseline for the bench test for Lithium recovery, which is expected to start in October 2016 with the anticipation of final results before the end of this year.

It is currently believed that using GWT’s patent pending recovery technology that Lithium can be recovered at a cost and environmental footprint that are both significantly lower and smaller respectively than today’s current industry standards. As press released on June 28, 2016 the potential cost for recovering battery grade 99.5% or higher Li2CO3 could be below $1,800 per tonne depending on the concentration levels of lithium in the brine.

Upon successful bench testing results Enertopia will move into the next phase of testing by building a pilot plant that will process 50 gallons per minute of Lithium brine. We are planning to have this pilot plant up and running during the second half of 2017.

“Enertopia is excited about concluding the Definitive Agreement and moving into its next step with bench testing the patent pending Lithium recovery technology. Enertopia looks forward to providing additional updates as milestones are met and corporate developments unfold. Modern technology is revolutionizing and providing a better way to mine that protects our environment. We are enthusiastic in becoming leaders in this evolution,” Stated President and CEO Robert McAllister

About Genesis Water Technologies:
Genesis Water Technologies, Inc. is a USA based manufacturer of advanced, innovative and sustainable treatment solutions for applications in process water, drinking water, water reuse and waste water for the energy, agriculture processing, industrial, municipal infrastructure, and building/hotel sectors. For additional information, please visit genesiswatertech.com

About Enertopia Corp:
Enertopia is exploring a portfolio of three prospective lithium projects in Nevada, and concurrently working with water purification technology that is believed able to recover Lithium from brine solutions.

Enertopia’s shares are quoted in Canada with symbol TOP and in the United States with symbol ENRT. For additional information, please visit enertopia.com or call Robert McAllister, the President at 1.250.765.6412

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its, mining or technology projects, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. There can be no assurance that the patent pending mobile brine recovery system will be effective for the recovery of Lithium and if effective will be economic or have any positive impact on Enertopia, There can be no assurance that the Nevada Lithium projects contain economic concentrations of Lithium. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release